THE ADVISORS' INNER CIRCLE FUND II

                                   SCHEDULE A
                          DATED AUGUST 25, 2015 TO THE
                 SHAREHOLDER SERVICES PLAN DATED AUGUST 9, 2005

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FUND                            CLASS OF SHARES       SHAREHOLDER SERVICES FEE
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GRT Absolute Return Fund        Advisor Class         0.20%
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Westfield Capital Large Cap     Investor Class        0.25%
Growth Fund
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Westfield Capital Dividend      Investor Class        0.25%
Growth Fund
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RQSI Small Cap Hedged           Retail Shares         0.10%
Equity Fund
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